Exhibit 4.7

Joinder Agreement

JOINDER AGREEMENT, dated as of October 18, 2016 (the “Effective Date”), made by Torrance Valley Pipeline Company LLC, a Delaware limited liability company (the “Additional Grantor”), in favor of Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, PBF Logistics LP, a Delaware limited partnership (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”), and the Administrative Agent, have entered into a Credit Agreement, dated as of May 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of the Borrower’s Subsidiaries have entered into the Guaranty and Collateral Agreement, dated as of May 14, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guaranty and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guaranty and Collateral Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 10.14 of the Guaranty and Collateral Agreement, hereby becomes a party to the Guaranty and Collateral Agreement as a Grantor (and therefore a Guarantor) thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby (a) gives the Guaranty provided for therein, (b) expressly assumes all obligations and liabilities of a Grantor and Guarantor thereunder and (c) expressly grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all Collateral owned by such Additional Grantor to secure all of the Obligations. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 3 to the Guaranty and Collateral Agreement and the information set forth in Annex 1-B is hereby added to the most recently delivered Perfection Certificate. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article V of the Guaranty and Collateral Agreement is true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects) on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects) as of such earlier date.

2. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3. Miscellaneous. This Joinder Agreement is a Loan Document executed in connection with the Credit Agreement. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

TORRANCE VALLEY PIPELINE
COMPANY LLC,
a Delaware limited liability company

By:    /s/ John E. Luke
Name:    John E. Luke
Title:    Treasurer

[Signature Page to Joinder Agreement]